Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of RenaissanceRe Holdings Ltd. of our report dated March 22, 2019 relating to the financial statements of Tokio Millennium Re (UK) Limited, which appears in Exhibit 99.2 of RenaissanceRe Holdings Ltd.’s Current Report on Form 8-K/A dated March 26, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

November 27, 2019